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                                                                   EXHIBIT 10.27

                         EMPLOYMENT SEPARATION AGREEMENT

            This Agreement ("Agreement") is made by and between CAROLE KERNER ("Employee") and ABERCROMBIE & FITCH CO., a Delaware corporation (the "Company") (hereinafter collectively "the parties").

            NOW, THEREFORE, in exchange for and in consideration of the following mutual covenants and promises, the undersigned parties, intending to be legally bound, hereby agree as follows:

            1. Resignation from Employment. Employee intends to resign from, and thereby terminate, her employment with the Company effective October 29, 2004 ("Resignation Date"). On the Resignation Date, Employee's employment with the Company and all further compensation, remuneration, bonuses, and eligibility of Employee under Company benefit plans shall terminate, and Employee shall not be entitled to receive any further payments or benefits of any kind from the Company except as otherwise provided in this Agreement or by applicable law.

            2. Payment of accrued but unused Vacation. The Company agrees to pay to Employee an amount equal to three (3) weeks of her current base salary for vacation time earned but not used prior to the Resignation Date. Payment will be made within ten (10) days of receipt by the Company of the signed original of this Agreement.

            3. Management IC Bonus Payment. The Company agrees to pay the Employee a pro-rated share of her projected IC Bonus payout (at target) for the current bonus period (8/1/2004 - 1/31/2005). The pro-rated payment will be $99,000 (less applicable taxes) and reflects payment for three months of the current six month bonus period. Payment will be made within ten (10) days of receipt by the Company of the signed original of this Agreement.

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      4. Cost of Moving Personal Goods. In addition to the payments under
Paragraphs 2 and 3, the Company shall also pay to Employee an amount of $15,593.04, which is the full cost of moving the Employee's personal belongings back to her residence in New York as evidenced by receipts provided by Employee. Payment will be made within ten (10) days of receipt by the Company of the signed original of this Agreement.

      5. Employee Covenants.

                  (a) Non-Solicitation. During the No-Raid Period described below, the Employee shall not, either directly or indirectly, alone, or in conjunction with another party, intentionally harm, or intentionally attempt to harm, the relationship of the Company, its subsidiaries and/or affiliates (1), with any person who is an employee, customer or supplier of the Company, its subsidiaries and/or affiliates (1) or otherwise has a business relationship with the Company, its subsidiaries and/or affiliates (1). This paragraph shall not prohibit Employee, in the normal course of Employee's business or future employment, from doing business with, or entering into a contractual relationship with, any customer or supplier of the Company, or any individual or entity (other than an individual currently employed by the Company, its subsidiaries and/or affiliates (1), as set forth below) who otherwise has a business relationship with the Company.

            During the "No-Raid Period" Employee shall not hire, solicit for hire, aid in the hire, or cause to be hired, either as an employee or contractor, any person who is currently employed by the Company, its subsidiaries and/or affiliates (1).

            The "No-Raid Period" means the one year period following the Resignation Date.

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(1)   Subsidiaries and/or affliates, as used in this Agreement, are those entities contained in Exhibit A hereto.

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            (b) Unauthorized Disclosure. The Employee shall not, during her employment with the Company and thereafter, make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Employee without the prior written consent of the Company to any person, other than an employee of the Company, or as may be legally required, of any confidential information with respect to any of the Company's customers, products, methods of distribution, strategies, business and marketing plans, business policies and practices, litigation strategies or defenses, and plans for new business concepts; provided, however, that such term shall not include the use or disclosure by the Employee, without consent, of any information known generally to the public (other than as a result of disclosure by the Employee in violation of this Paragraph 5(b)). This confidentiality covenant has no temporal, geographical or territorial restriction.

            (c) Cooperation, Non-Disparagement, and Indemnity. The Employee shall not state or otherwise publish anything about the Company or its officers which would adversely affect the reputation, image or business relationships and goodwill of the Company in its market and community at large. Employee shall fully cooperate with the Company in defense of legal claims asserted against the Company and other matters requiring the testimony or input and knowledge of Employee, and the Company agrees to reimburse Employee at a flat rate of $350 per hour in addition to reasonable expenses incurred as a result thereof. Employee agrees that she will not speak or communicate with any party or representative of any party, who is known to Employee to be either adverse to the Company in litigation or administrative proceedings or to have threatened to commence litigation or administrative proceedings against the Company, with respect to the pending or threatened legal action, unless given express permission to do so by the

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Company, or is otherwise compelled by law to do so, and then only after advance notice to the Company.

            (d) Remedies. The Employee agrees that any breach of the terms of this Paragraph 5(b)-(c) of this Agreement would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Employee therefore also agrees that in the event of Employee violating Paragraph 5(b)-(c) of this Agreement, the Company shall be entitled to an immediate injunction and restraining order to prevent breach and/or threatened breach and/or continued breach by the Employee and/or any and all persons and/or entities acting for and/or with the Employee, of said Paragraph 5, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this subparagraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof including but not limited to the recovery of damages from the Employee. The Employee and the Company further agree that the provisions of the covenants not to solicit are reasonable and that the Company would not have entered into this Agreement but for the inclusion of such covenants herein. Should a court or arbitrator determine, however, that any provision of the covenants is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent in which such court or arbitrator deems reasonable.

            6. Non-Disparagement by Company. The Company agrees that its officers shall not state or otherwise publish anything about Employee which would adversely affect the reputation, image or business relationships and goodwill of Employee in the community at large. If the Company is asked to supply a reference for Employee, the Company shall respond by

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providing Employee's dates of employment and title, and will inform the inquiring party that the Company's policy is not to provide additional information. Nothing in this Paragraph 6 shall be deemed to apply to or restrict in any manner internal communications within the Company or communications made pursuant to Company business operations which are not made to intentionally harm, or attempt to harm, Employee's reputation, image, or business relationships and goodwill.

            7. Confidentiality. Employee agrees not to at any time talk about, write about, or otherwise publicize or disclose to any third party the terms of this Agreement or any fact concerning its negotiation, execution or implementation, except with (1) an attorney, accountant, or other advisor engaged by Employee to advise her; (2) the Internal Revenue Service or other governmental agency upon proper request; and (3) her immediate family, providing that all such persons agree in advance to keep said information confidential and not to disclose it to others. Employee may provide to a prospective employer a copy of the language set forth in paragraphs 5(a) and 5(b) of this Agreement. Employee must set forth the language in paragraphs 5(a) and 5(b) in a separately prepared document for this purpose.

            8. Release of All Claims.

                  (a) Release of Company by Employee. In consideration of the receipt of the sums and covenants stated herein, Employee does hereby, on behalf of herself, her heirs, administrators, executors, agents, and assigns, forever release, requite, and discharge the Company and its agents, parents, subsidiaries, affiliates, divisions, officers, directors, employees, predecessors, successors, and assigns ("Released Parties"), from any and all charges, claims, demands, judgments, actions, causes of action, damages, expenses, costs, attorneys' fees, and liabilities of any kind whatsoever, whether known or unknown, vested or contingent, in law,

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equity or otherwise, which Employee has ever had, now has, or may hereafter have against said Released Parties for or on account of any matter, cause or thing whatsoever which has occurred prior to the date of his signing this Agreement. This release of claims includes, without limitation of the generality of the foregoing, any and all claims which are related to Employee's employment with the Company and her resignation from her officer position and her employment on October 29, 2004; and any and all rights which Employee has or may have had under Title VII of the Civil Rights Act of 1964, as amended by the Equal Employment Opportunity Act of 1972, the Civil Rights Act of 1991; the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq.; the Americans With Disabilities Act; the Age Discrimination in Employment Act, as amended;
Ohio Revised Code Section 4112.01 et seq.; and all other federal, state, and local statutes and regulations, as well as the laws of contract, torts, and all other subjects; provided, however, that nothing herein shall be deemed to affect any rights of Employee under this Agreement or to any pension, employee welfare benefits, stock options, or restricted shares which were vested prior to the Resignation Date; and provided further that nothing herein shall be deemed to affect any rights of Employee to indemnity for liabilities incurred for acts taken in good faith in the course and scope of employment with the Company which acts are otherwise covered under the terms and conditions of Directors and Officers liability insurance maintained by Company during the employment of Employee.

            9. Age Discrimination Claims and Older Worker's Benefit Protection Act Terms. Employee specifically acknowledges that the release of her claims under this Agreement includes, without limitation, waiver and release of all claims against the Company and Released Parties under the federal Age Discrimination in Employment Act ("ADEA"), and Employee further acknowledges and agrees that: i) Employee waives her claims under ADEA knowingly

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and voluntarily in exchange for the commitments made herein by the Company, and that certain of the benefits provided thereby constitute consideration of value to which the Employee would not otherwise have been entitled; ii) Employee was and is hereby advised to consult an attorney in connection with this Agreement;
iii) Employee has been given a period of 21 days within which to consider the terms of this Agreement; iv) Employee may revoke her signature on this Agreement for a period of 7 days following her execution of this Agreement, rendering the Agreement null and void; v) this Agreement is written in plain and understandable language which Employee fully understands; and vi) this Agreement complies in all respects with Section 7(f) of ADEA and the waiver provisions of the federal Older Worker Benefit Protection Act.

            10. Complete and Absolute Defense. This Agreement constitutes, among other things, a full and complete release of any and all claims released by either party, and it is the intention of the parties hereto that this Agreement is and shall be a complete and absolute defense to anything released hereunder. The parties expressly and knowingly waive their respective rights to assert any claims against the other which are released hereunder, and covenant not to sue the other party or Released Parties based upon any claims released hereunder. The parties further represent and warrant that no charges, claims or suits of any kind have been filed by either against the other as of the date of this Agreement.

            11. Non-Admission. It is understood that this Agreement is, among other things, an accommodation of the desires of each party, and the above-mentioned payments and covenants are not, and should not be construed as, an admission or acknowledgment by either party of any liability whatsoever to the other party or any other person or entity.

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            12. Return of Property. Employee agrees that in connection with her resignation from employment, she shall promptly return to the Company all Company documents and property in her possession or control including, but not limited to, Personal Computer(s) and all Software, Security Keys and Badges, Price Lists, Supplier and Customer Lists, Employee Lists, including compensation, salary and benefit information, Files, Reports, all correspondence both internal and external (memo's, letters, quotes, etc.), Business Plans, Budgets, Designs, and any and all other property of the Company.

            13. Knowing and Voluntary Execution. Each of the parties hereto further states and represents that she or it has carefully read the foregoing Agreement, consisting of 9 pages, and knows the contents thereof, and that she or it has executed the same as her or its own free act and deed. Employee further acknowledges that she has been and is hereby advised to consult with an attorney concerning this Agreement and that she had adequate opportunity to seek the advice of legal counsel in connection with this Agreement. Employee also acknowledges that she has had the opportunity to ask questions about each and every provision of this Agreement and that she fully understands the effect of the provisions contained herein upon her legal rights.

            14. Executed Counterparts. This Agreement may be executed in one or more counterparts, and any executed copy of this Agreement shall be valid and have the same force and effect as the originally-executed Agreement.

            15. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

            16. Modification. No provision of this Agreement may be modified, waived

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or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company.

            17. Assignability. Employee's obligations and agreements under this Agreement shall be binding on the Employee's heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company. The Company may, at any time, assign this Agreement or any of its rights or obligations arising hereunder to any party.

            18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter hereof.

            19. Effective Date. This Agreement will become effective on the eighth day following signature by Employee, unless sooner revoked by Employee by written revocation delivered to the Company's Chief Executive Officer.

            IN WITNESS WHEREOF, the undersigned has hereto set his hand this 7th day of February, 2005.

WITNESSED:

/s/ Kevin Minteer                                 /s/ Carole Kerner
-------------------------------                  ---------------------------
    Kevin Minteer                                CAROLE KERNER


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            IN WITNESS WHEREOF, the undersigned has hereto set its hand this
17th day of February, 2005.

WITNESSED:                                  ABERCROMBIE & FITCH CO.

/s/ Amanda Vandermark                       By: /s/ Kevin Flatley
-------------------------------                 --------------------------------
Amanda Vandermark                           Its: VP of Compensation and Benefits
-------------------------------                 --------------------------------
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                                    EXHIBIT A

Abercrombie & Fitch Co.
A&F 2001, Inc.
Abercrombie & Fitch Holding Corporation
Fitch 2001, Inc.
Abercrombie & Fitch Distribution Company
Abercrombie & Fitch Fulfillment Company
Abercrombie & Fitch Management Co.
Crombie, LLC
Canoe, LLC
A&F Trademark, Inc.
Abercrombie & Fitch Trading Co.
Abercrombie & Fitch Stores, Inc.
FAN Company, LLC
Abercrombie & Fitch Limited
Abercrombie & Fitch Procurement Services, LLC
J.M. Hollister, LLC
A&F West Coast Holding, Inc.
A&F Ohio, Inc.
A&F Michigan, Inc.
J.M.H. Trademark, Inc.
A&F California, LLC
Hollister California, LLC
Hollister Ohio, LLC
Hollister Michigan, LLC
Ruehl No. 925, LLC

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